Exhibit 10.2

Standard Microsystems

U.S. Domestic Employee Relocation Benefits Guide

Executive Program

Effective December 2011

Relocation benefits are administered by Paragon Relocation Resources, Inc.

Disclaimer: This guide highlights the Company’s relocation program. The Company has the absolute right at any time to revise, grant exceptions with its consent, and if necessary, to interpret, amend, suspend, or terminate all or parts of this program. This guide should not be considered or construed as an employment contract and does not confer upon you any right to continued employment; nor does it supersede any other employment administration practices. This policy is effective as of July 1, 2008.

Table of Contents

Table of Contents	2
Getting Started with Your Relocation	3
Resources	3
Guidelines	3
Repayment Agreement	4
Tax Assistance	4
A Note About Your Privacy	4
Relocation Evaluation	4
Home Marketing Assistance	5
Eligibility	5
Overview / Guidelines	5
Supporting Documents/Tax Treatment	5
Buyer Value Option (BVO)	6
Eligibility	6
Overview / Guidelines	6
Supporting Documents	7
Sunset Clause with Discount Buyout	8
Sequence of Events/ Accepting the Offer	8
Self-Sale Option	9
Supporting Documents (Self-Sale)	9
Tax Treatment (Self-Sale)	9
Homefinding Assistance and Preferred Mortgage Program	10
Eligibility	10
Overview / Guidelines	10
Supporting Documents/Tax Treatment	10
Househunting Trip(s)/ Temporary Living	10
Eligibility	11
Lump Sum Payment	11
Supporting Documents/Tax Treatment	11
New Home Closing Costs	12
Eligibility	12
Overview / Guidelines	12
Supporting Documents/Tax Treatment	13
Household Goods Shipment	14
Eligibility	14
Overview / Guidelines	14
Supporting Documents/Tax Treatment	15
Final Move En Route Expenses	16
Guidelines	16
Overview	16
Required Documents/ Tax Treatment	16
Miscellaneous Expense Allowance	17
Eligibility	17
Overview / Guidelines	17
Supporting Documents/ Tax Treatment	17

Getting Started with Your Relocation

Resources

Standard Microsystems has selected Paragon Relocation Resources, Inc. (Paragon), a global mobility management firm, to navigate you through the relocation process. Personalized, in-depth counseling on the specific benefits, provisions, and reimbursement procedures of the Program will be provided before the move.

Paragon oversees and centrally coordinates the activities of your move, from when you are first initiated for relocation, through your transition to a new community. You will be provided with an approved vendor list to utilize and maximize relocation your benefits. Failure to use approved vendors may jeopardize some or all of the benefits provided in this Guide. Therefore, you are instructed not to begin any part of the process, such as house hunting, listing the home, shipping household goods, etc., — before speaking with your Paragon Relocation Consultant.

Guidelines

Standard Microsystems is committed to relocating you and your family smoothly. While this program is intended to cover the typical costs of relocation, it is not designed to replicate your former lifestyle.

☐	You will have 1 year from the effective date of transfer to utilize all your relocation benefits.
☐
Family members covered under this program include your spouse and any other dependent family members (who qualify under Company-sponsored corporate benefits programs) who permanently reside with you at the time you accept the position.

☐
If you or any other household member receives relocation assistance from a former, current, or prospective employer, or upon discharge from the military; relocation assistance will be provided; however, benefits will be reduced by the amount provided by other sources.

☐
In order for moving expenses to be tax deductible, the distance between the former residence to the new work location must be 50 miles greater than the distance between the former residence to the former work location.

☐	You must be a full-time employee in the general location of the new residence for at least 39 weeks in the 12-month period immediately following the start of work in the new location.
☐
Business travel expenses, including interviewing expenses, must be kept separate from relocation expenses for tax purposes. Send relocation-related expenses to your Paragon Relocation Consultant for audit and payment.

Repayment Agreement

The Company has agreed to provide you with relocation benefits and/or reimbursements for relocation expenses, as outlined in this guide. The relocation benefits being offered to you are at a significant cost to the Company. As a condition for relocation assistance, you will be required to sign a Repayment Agreement, outlining the repayment terms and conditions should you voluntarily or involuntarily for cause leave the Company within the designated timeframe.

Tax Assistance

Under current IRS regulations, the Company is required to report all non-deductible relocation expenses paid to you, or on your behalf, as income on your W-2 form. You must report such reimbursements as gross income on your Federal, State and Local (if applicable) tax returns. However, you may be entitled to claim a deduction on your personal income tax return for certain relocation-related expenses.

To help reduce the burden of additional Federal and State taxes resulting from taxable relocation reimbursements, the Company will gross-up certain reimbursed expenses that may have no offsetting deduction and ultimately result in tax liability.

Information on taxability or non-taxability of specific moving expenses can be obtained from your tax advisor or by reading IRS Publication 521 (Moving Expenses) or Publication 523 (Tax Information on Selling Your Home). These booklets can be obtained by contacting the IRS at 1-800-TAX-FORM, or logging into their website at www.irs.gov.

Your Paragon Relocation Consultant cannot provide tax advice. Please consult your personal tax advisor regarding your individual circumstances.

A Note About Your Privacy

As part of the relocation process it may be necessary to share personal identifiable information about you to third-party vendors who are acting on behalf of the Company in administering the relocation program. When it is necessary to share personal identifiable information with vendors, such as your address or telephone number, please be assured every reasonable means possible to protect this information are employed and that this information is not shared beyond those who have a need to know as part of the administration of your Company provided relocation benefits.

Relocation Evaluation

After your move has been completed, Paragon will send you an online relocation evaluation survey. Please take a few moments to complete the evaluation about your move. Your feedback is essential in order for the Company to identify areas to improve relocation services and procedures for other employees.

Home Marketing Assistance

Eligibility

If you own a primary residence in the departure location and are selling the property as a result of the relocation, you are strongly encouraged to utilize Home Marketing Assistance coordinated by Paragon.

Overview / Guidelines

Selling a home is a very personal experience. It is important to try to separate the emotional aspect from the reality of what a ready, willing, and able buyer will pay and what the market will support. Paragon’s Consultants are experienced in marketing and selling homes. Home Marketing Assistance is provided to help you achieve the most realistic selling price for the home in a reasonable time period, allowing you to focus on finding a new home and community.

Your Paragon Relocation Consultant will coordinate Home Marketing Assistance including agent selection, marketing strategy, offer negotiation and the closing process. Guidelines of the program include:

☐	2 Broker Market Analyses (BMAs) ordered to determine competitive pricing
☐	Home must be listed within 105% of the average of the “Most Likely Sales Price” according the 2 independent BMA reports
☐	SMSC strongly recommends listing with a Paragon preferred broker experienced in relocation-related transactions. If not using a recommended agent, Paragon must qualify the agent of your choice

☐	Strategic updates throughout the marketing process
☐	Assistance in evaluating offers

Supporting Documents

☐	Listing Agreement with Broker Exclusion Clause (provided to agent by Paragon)
☐	Homeowners’ Disclosure (non-disclosure may result in liability on the part of the seller)

Tax Treatment

☐	Non-income item

Buyer Value Option (BVO)

Eligibility

If you own a principle residence in the departure location, and are selling the property as a result of the relocation, you may be eligible for the Buyer Value Option. You must be in compliance with the Home Marketing program in order to receive this benefit.

Certain restrictions may make the home ineligible for assistance including:

☐	Any home in which a part is used for non-residential purposes;
☐
Any home built on or in close proximity to a hazardous site/location or with hazardous or potentially hazardous or toxic substances, materials, chemicals or gases including but not limited to radon gas, urea formaldehyde foam insulation (UFFI), asbestos, lead-base paint and chlordane (at least in excess of the legal limit established by the EPA or any other pertinent regulatory agency);

☐	Any home built with materials that are included in an adjudicated or pending class action law suit for defects;
☐	Any home with an exterior finish commonly known as “synthetic stucco”, also referred to as Exterior Insulation and Finish Systems (EIFS), or hybrid stucco;
☐	Any home with excessive (five or more) acres;
☐	Any home in which the employee does not have clear title;
☐	Mobile homes and cooperative apartments;
☐	Houseboats;
☐	Income property including but not limited to farms, businesses, investment properties, etc.;
☐	Any home currently in possession of a tenant, where and when vacating cannot be achieved within 30 days of offer date by the third-party homesale company;

☐	Any home in excess of $750,000 without the Company’s approval;
☐	Any home which all or a portion of is incomplete;
☐	Any home which cannot be financed by a lending institution.

If your home is deemed ineligible for the Buyer Value Option program, or you choose to sell and close independent of the Homesale Program, some assistance may be provided through the Company’s Direct Reimbursement provision. Contact your Paragon Consultant for more details.

Overview / Guidelines

Benefits of the program include:

☐	You will be relieved of the responsibilities of property ownership upon vacate or contract date with Paragon, whichever is later.
☐	You will be relieved of the necessity of attending the closing, as all documents will be pre-signed.
☐	You will receive the equity from the home upon contracting with Paragon and do not have to wait until the property closes with the buyer.
☐	You will not have to submit expense forms for reimbursement of homesale costs, as these will be billed directly to the Company.

Once marketing efforts attract a buyer to purchase your home, Paragon must be notified so that your Relocation Consultant can evaluate the offer made by the potential buyer. You should not sign any purchase and sale agreement or accept a deposit or down payment. This is critical in order to provide a tax-safe transaction related to homesale reimbursements. After the offer is approved by Paragon and fully negotiated, Paragon will extend a formal offer to purchase your home from you. A Contract of Sale will be sent for your execution.

Under the BVO program the following costs will be covered by the Company saving you money and insulating you from the taxes due on these costs if they were directly reimbursed to you.

☐	Broker commission (local and customary for the area, up to 6%)
☐	Transfer and documentary taxes which the seller is required to pay
☐	Miscellaneous and customary selling expenses which include:
☐	Title Insurance
☐	Attorney's fees and title fees normal and customary for the area
☐	Abstracting
☐	Escrow and survey fees
☐	Recording fees which are normally paid by the seller
☐	Mortgage pre-payment penalties on 1st mortgage
☐	Homeowners’ Warranty Plan
☐	Recording fees which are normally paid by the seller
☐	Any other normal and customary fees which have been incurred but not by the choice of the seller

Expenses which are not covered by the Company are as follows:

☐	Real estate or personal property tax
☐	Prepaid items such as interest, insurance, and annual homeowner dues
☐	Incentives to purchase / buyer’s concessions
☐	Discount points paid to assist the buyer
☐	Any expenses which are normally paid by the buyer
☐	Home improvement or repair costs needed to make the sale

Supporting Documents

☐	Listing Agreement with Broker Exclusion Clause (provided to agent by Paragon)
☐	Homeowners’ Disclosure
☐	Clear Title (search ordered by Paragon, you must be on title)
☐	Executed Deed Package (sent by Paragon’s closing agent, Morreale Real Estate Services)
☐	Executed Paragon Contract of Sale (provided by your Paragon Relocation Consultant)

Once the sale paperwork is finalized with Paragon, your equity is calculated as of the Paragon contract date or your scheduled vacate date, whichever is later. You will need to coordinate the timing of your equity check with your Relocation Consultant. Your equity is determined by the following factors:

☐	Sale price,
☐	Less your mortgage balance, prorated mortgage interest and real estate taxes,
☐	Less any liens, special assessments, outstanding repair items, or buyer concessions

Sunset Clause with Discount Buyout

Should you be unsuccessful in obtaining a buyer within 180 days of listing your home, Paragon will initiate the appraisal process in order to provide a “safety-net” buyout offer.

Sequence of events:

1.	You will be provided a list of area relocation certified (ERC) appraisers. You will choose two appraisers and one as an alternate and then relay your choices to your consultant.

An ERC appraisal is an estimate of the anticipated sales price of your home over a reasonable selling period (up to 120 days). Appraisers estimate value primarily by comparing your home to the sales of similar properties, making detailed adjustments for the differences between those properties and yours. Location, size, age, condition and marketability, among other factors, are considered by the appraisers.

2.	Chosen appraisers will contact you and arrange times to review your property.

3.
Two appraisals will be averaged. The appraisal process can take up to 30 days to be complete. However, if there is a variance of more than 5% from the highest appraisal, a 3rd appraisal will be ordered from the alternate choice and the 3 appraisals will then be averaged to obtain your offer.

4.	Any inspections will be ordered concurrently with the appraisals

☐	General Home (homes older than 10 years)
☐	Termite
☐	Other inspections as required by the appraisals

5.	Once the appraisals and inspections have been received, Paragon will extend an offer to you that will be calculated as 95% of the average of the ERC appraisals.

6.	It is required to have your home listed no greater than 105% of the offer price.

7.	You will have 60 days from the offer date to continue marketing your home.

Accepting the offer:

You may accept the Buyout at the expiration of the offer period. However, it is contingent upon inspection issue resolution.

☐	Your agent can assist in obtaining estimates for any needed repairs.
☐	SMSC will cover the costs of the inspections but you are responsible for the costs of any corrective action for issues noted in the inspection results
☐	Paragon cannot purchase your home until issues are resolved
☐	Inspection results are required to be disclosed to potential buyers
☐	You must vacate the home within 30 days

Tax Treatment

The BVO Program is designed to be a tax-safe transaction for both you and the Company. To ensure compliance, please work closely with your Paragon Relocation Consultant.

Excludable from Income Self-Sale Option

If your home is deemed ineligible for traditional homesale assistance or you choose to participate outside the guidelines of the homesale program, you may be eligible for reimbursement of home selling costs after closing.

Supporting Documents (Self-Sale)

☐	Copy of the executed HUD-1 (provided at closing)
☐	Expense Reimbursement Form / Online Submission

Tax Treatment (Self-Sale)

☐	Payment processed by Paragon
☐	Taxable income
o	Tax gross-up provided for homes ineligible for the tax-safe programs
o	Tax gross-up not provided for homes eligible for tax-safe transaction opting to sell and close independent of Paragon

Homefinding Assistance and Preferred Mortgage Program

Eligibility

If you own a primary residence in the departure location and are purchasing a property in the new location as a result of the relocation, you are encouraged to utilize the Homefinding Assistance benefit.

Overview / Guidelines Paragon will help you by:

☐	Identifying needs concerning housing;
☐	Providing interpretation of the Company’s Relocation Program;
☐	Obtaining financial and mortgage pre-qualification;
☐	Recommending a qualified real estate broker in the new area;
☐	Assisting with local custom information and negotiation strategy; and
☐	On-going support and follow-up.
☐	SMSC strongly recommends listing with a Paragon preferred broker experienced in relocation-related transactions. If not using a recommended agent, Paragon must qualify the agent of your choice

The recommended real estate broker in the new area will:

☐	Answer questions about area communities, tax and school comparisons, public transportation, medical, cultural, shopping, banking and recreational facilities, and other data;
☐	Provide relocation packets that contain state and local information of interest, maps, updated mortgage information and any other material you may specifically request;
☐	Provide a guided tour of area homes and communities;
☐	Coordinate the search for a suitable home based on your needs and preferences, with information on homes in the appropriate price range in selected areas.

Benefits of the Preferred Mortgage Program:

☐	National mortgage broker offering customer choice through a single provider

☐	Personal Home Finance Consultant researching the best financial solution
☐	Competitive rates / ease of closing
☐	Experienced in the nuances of relocation benefits-related transactions
☐	Direct-billing may be available to those who qualify for reimbursement of new home closing costs

Supporting Documents/ Tax Treatment

☐	None required
☐	Non-income item

Househunting Trip(s)/Temporary Living

Eligibility

☐	You and your spouse
☐	1-2 trip(s)
☐	You are required to utilize the Homefinding Assistance program in order to remain eligible for reimbursement

Lump Sum Payment

You will be provided a lump sum allowance to cover typical Homefinding and Temporary Living expenses. The lump sum factors your family size and move distance as well as higher cost of living locations. You are responsible for managing the funds to best meet your circumstances. Requests for additional funds will not be granted.

The non-receipted lump sum payment is intended to pay for, but is not limited to, reimbursement for the following:

☐	Homefinding travel expenses, i.e, airfare, driving, train, etc;
☐	Homefinding meals and lodging;
☐	Dependent child/elder care expenses during Homefinding/Temp Living;
☐	Auto rental necessary to Homefinding or Temp Living;
☐	Temporary living meals, lodging, and transportation;
☐	Return trips to the former location including the trip home to assist with the final move and;
☐	All other miscellaneous Homefinding and Temp Living expenses.

Supporting Documents/Tax Treatment

Paragon will initiate payment of the lump sum upon your initiation date. Although the lump sum is a non-receipted payment, you should retain copies of actual receipts in the event of a tax audit. This payment is taxable income and will be tax assisted.

New Home Closing Costs

Eligibility

☐	Current Homeowners choosing to purchase in the new location (must occur within 1 year of the effective date of transfer)
☐	SMSC strongly recommends listing with a Paragon preferred broker experienced in relocation-related transactions. If not using a recommended agent, Paragon must qualify the agent of your choice
☐	New construction homes are excluded from this program

Overview / Guidelines

The Company will reimburse normal closing costs for those items which, by local custom, are normally paid by the buyer.

Reimbursable Home Purchase Expenses
☐	Loan processing fees (appraisal, credit report, lender inspection, mortgage insurance application fee, assumption fee)
☐	Lender fees (application, processing, underwriting, commitment, document preparation) capped at the preferred mortgage provider rate
☐	Employment verification fee
☐	Flood zone determination fee
☐	VA funding fee
☐	Title examination charges
☐	Document preparation fees
☐	Settlement / closing fees
☐	Attorney / notary fees
☐	2nd mortgage closing costs
☐	Recording fees
☐	Inspections
☐	Transfer Fee/Documentary Stamps (State, City & County)
☐	Courier / express mail and wire fees

Non-Reimbursable Home Purchase Expenses
☐	Real Estate and Personal Property Tax Prorations
☐	Private or government mortgage guarantee premiums
☐	Pro-rated Waste Collection Fees
☐	Hazard, Fire, Flood and any other type of homeowner's insurance
☐	Improvement Assessments by State/City/County taxing authorities
☐	Private Mortgage Insurance
☐	Prepaid or pro-rated interest on mortgage
☐	Pro-rated rent
☐	Pro-rated water, electric, gas, or other utility bills

☐	VA/FHA or any other discount points or costs NORMALLY charged to the seller
☐	Pro-rated homeowner’s association dues
☐	Broker Administration fee

Supporting Documents

Preferred lender program
o	No documentation required
o	Direct-billed to the Company

Non-preferred lender
o	HUD-1 Statement
o	Expense Reimbursement Form / Online Submission

Tax Treatment

☐	Taxable income
o	Tax gross-up provided on all items except points

Household Goods Shipment

Eligibility

☐	Paragon will select a moving company to assist you with the movement of household goods and will work with you to coordinate the details.
☐	The Company will cover van line shipment expenses

Overview / Guidelines

The Company covers the actual amount of reasonable moving services during regular work hours. Overtime and holidays are excluded. Services provided include, but may not be limited to:

☐	Packing, loading, transportation, unloading, and partial unpacking
☐	Full replacement value coverage up to $100,000 during transit and storage
☐	Storage of household goods for a period not to exceed 60 days
☐	Delivery of household goods from storage to permanent residence
☐	Debris pick-up
☐	Shipment of vehicle (1 for moves up to 500 miles / 2 for moves over 500 miles)
☐	Third-party major appliance servicing / hook up

Certain items and services are not paid by the Company, unless the Company specifically consents. Some examples include, but may not be limited to:

☐	Transport of special handle items such as antiques, paintings, pianos, art collections, wine collections, etc.
☐	Valuable jewelry; precious stones; coin or stamp collections; money (cash, securities, bonds, notes, etc.) or other items of extraordinary value
☐	House cleaning in either location
☐	Removal or installation of fixtures (drapery rods, lights, etc)
☐	Removal, crating and installation of satellite dishes, television antennas or flat screen televisions
☐	Disassembling/assembling of stereo equipment, book shelves, wall units, water beds, canopy beds, playhouses and swing sets
☐	Access to household goods while in storage
☐	Loading or transportation of items in storage units
☐	Recreational vehicles/boats that exceed 14 feet
☐	Above ground swimming pools/spas
☐	Perishable items
☐	Firearms, ammunition, explosives
☐	Building materials (lumber, rocks, bricks, patio blocks, etc.)
☐	Satellite dishes
☐	Building materials
☐	Farm animals or equipment
☐	Live plants

☐	Any item prohibited by Federal or state regulatory agencies
☐	Miscellaneous other items at the discretion of the Company

Costs and transport of excluded household goods is your full responsibility.

Supporting Documents

☐	Inventory List
☐	Claim Forms (if applicable)

Tax Treatment

☐	Invoice processed by Paragon directly to the preferred provider
☐	Excludable from income
☐	Days of storage beyond 30 days are considered taxable income and will be grossed-up

Final Move En Route Expenses

Guidelines

☐
If you are driving to the destination city, you are expected to drive a minimum of 400 miles a day until you reach your destination via the most direct route, as established by a standard Rand McNally table or equivalent. This requirement complies with Internal Revenue Service (IRS) rules.

☐	Days of lodging beyond this first night in the new location are considered temporary living.

Overview / Guidelines Reimbursable expenses include:
☐	Airfare
☐	Mileage
☐	Lodging
☐	Meals (excluding alcohol)
☐	Parking / Tolls
☐	Ground Transportation
☐	Rental Car (up to 10 days)

Required Documents

☐	Original receipts
☐	Expense Reimbursement Form / Online Submission

Tax Treatment

☐	Reimbursement payment processed by Paragon
☐	Most items excludable from income
☐	Tax gross-up provided on taxable items
•	Portion of final move miles
•	Meals

Miscellaneous Expense Allowance

Eligibility

You will receive $4,000.

Overview / Guidelines

There are many expenses incurred when you relocate. The majority of these expenses are covered in the relocation program. However, since the program cannot possibly cover every expense, the Company will provide you a non-receipted Miscellaneous Expense Allowance. This lump sum will assist you in covering those expenses incurred in setting up your new residence and are not directly reimbursable under the relocation program. Some of the items this allowance is intended to cover include:

☐	Telephone hook-ups
☐	Cutting and seaming carpet; drapery installation or cleaning
☐	License fees (automobiles, drivers, pets, etc.) attendant to an intrastate move
☐	Cleaning of old or new residence
☐	Any dependent care costs which are attendant to the move
☐	Mover gratuities
☐	Other miscellaneous expenses not covered by this program

Supporting Documents

No documentation required

☐	Tax Treatment
☐	Payment initiated by Paragon on your first date of employment or the effective date of transfer
☐	Taxable income
o	Tax gross-up not provided